                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               AEROPOSTALE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

    (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

    (3)  Filing Party:

        ------------------------------------------------------------------------

    (4)  Date Filed:

        ------------------------------------------------------------------------

                               AEROPOSTALE, INC.
                        112 WEST 34TH STREET, 22ND FLOOR
                               NEW YORK, NY 10120
                                  646-485-5398

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 15, 2005

To the Stockholders of Aeropostale, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Aeropostale, Inc., a Delaware corporation (the "Company"), will be held at The Westin New York at Times Square, 270 West 43rd Street, New York, New York, 10036 on June 15, 2005, at 2:00 p.m., local time, for the following purposes:

          1. Election of Directors. To elect eight (8) directors to the Board of Directors to serve for terms of one year, or until their successors are elected and qualified;

          2. Ratify Appointment of Independent Registered Public Accounting Firm. To ratify the selection, by the Audit Committee of the Board of Directors, of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending January 28, 2006; and

          3. Other Business. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 29, 2005 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON AND YOUR PROXY WILL NOT BE USED.

                                          By Order of the Board of Directors

                                          -s- Julian R. Geiger
                                          Julian R. Geiger
                                          Chairman and Chief Executive Officer

May 6, 2005

                               AEROPOSTALE, INC.
                        112 WEST 34TH STREET, 22ND FLOOR
                               NEW YORK, NY 10120
                                  646-485-5398

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 15, 2005
                             ---------------------
                                PROXY STATEMENT
                             ---------------------
     This Proxy Statement is furnished to the stockholders of Aeropostale, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on June 15, 2005, at 2:00 p.m., local time, at The Westin New York at Times Square, 270 West 43rd Street, New York, New York, 10036, and at any adjournment thereof. This Proxy Statement and the accompanying proxy are being mailed to the stockholders on or about May 9, 2004.

                               ABOUT THE MEETING

     All shares represented by properly executed proxies received by the Company prior to the meeting will be voted in accordance with the stockholders' directions. A proxy may be revoked, without affecting any vote previously taken, by written notice mailed to the Company (Attention: Edward M. Slezak, General Counsel) or delivered in person at the meeting, by filing a duly executed, later dated proxy or by attending the meeting and voting in person.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of eight (8) Directors, ratifying the appointment of our independent registered public accounting firm and acting upon any other matter to properly come before the meeting. In addition, management will report on the performance of the Company and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE AT THE MEETING?

     Only stockholders of record at the close of business on April 29, 2005, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting or any postponements or adjournments of the meeting.

WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF AEROPOSTALE'S COMMON STOCK?

     Holders of our common stock are entitled to one (1) vote, for each share held of record, on all matters submitted to a vote of the stockholders, including the election of Directors. Stockholders do not have cumulative voting rights.

WHO CAN ATTEND THE MEETING?

     Subject to space availability, all common stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Admission to the meeting will be on a first-come, first-serve basis. Registration will begin at 1:30 p.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Please also note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of record of the issued and outstanding shares of capital stock representing a majority of the votes entitled to be cast at the meeting constitutes a quorum, thereby permitting the meeting to conduct its business. As of the record date, April 29, 2005, 55,479,524 shares of our common stock were issued and outstanding. Thus, the presence of the holders of common stock representing at least 27,739,763 votes will be required to establish a quorum.

     Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the General Counsel of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote for election of the nominated slate of Directors (see Item 1) and the Board recommends a vote in favor of the ratification of the appointment of it independent registered public accounting firm (see Item 2).

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of Directors. A properly executed proxy marked "WITHHOLD" with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     Ratification of appointment of Independent Registered Public Accounting Firm. Requires that the votes cast in person or by proxy by holders of our common stock favoring the proposal exceed the votes cast by holders of our common stock opposing the proposal, provided a quorum is present. Brokers have discretionary authority to vote on such proposal. Abstentions will be counted as shares present for purposes of determining the presence of a quorum but will have the same effect as a vote against such proposal.

     Other Items. For each other item, the affirmative vote of a majority of the votes represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

OWNERSHIP OF COMMON STOCK

     The following table shows, as of April 19, 2005, certain information with regard to the beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's directors; (iii) each executive officer named in the summary compensation table below; and (iv) all directors and executive officers as a group.

                                                                     SHARES
                                                              BENEFICIALLY OWNED(1)
                                                              ---------------------
                                                                NUMBER     PERCENT
                                                              ----------   --------
5% BENEFICIAL OWNERS
Columbia Wanger Asset Management, L.P.(2)...................  3,550,150      6.40%
  227 West Monroe Street, Suite 3000
  Chicago, IL 60606
Aronson & Johnson & Ortiz, LP(3)............................  2,803,900      5.05
  230 S. Broad Street, 20th Floor
  Philadelphia, PA 19102
DIRECTORS AND EXECUTIVE OFFICERS
Julian R. Geiger(4).........................................    927,825      1.66
Christopher L. Finazzo(4)...................................    244,294         *
Thomas P. Johnson(4)........................................    104,449         *
Michael J. Cunningham(4)....................................     70,838         *
Olivera Lazic-Zangas(4).....................................    130,900         *
Bodil Arlander..............................................     33,000         *
Ronald R. Beegle(4).........................................     19,250         *
Mary Elizabeth Burton(4)....................................      4,250         *
Robert B. Chavez(4)(5)......................................      4,750         *
David H. Edwab(4)...........................................      4,250         *
John D. Howard..............................................    311,854         *
David B. Vermylen(4)........................................     19,250         *
John S. Mills(6)............................................    275,921         *
All directors and executive officers as a group (15
  persons)(4)...............................................  2,164,331      3.84

---------------

 * Represents less than 1% of the outstanding shares of the Company's common stock.

(1) Unless otherwise indicated, each of the stockholders has sole voting and dispositive power with respect to the shares of common stock beneficially owned. The percent is based upon the 55,479,524 shares outstanding on April 19, 2005 and the number of shares, if any, as to which the named person has the right to acquire upon options becoming exercisable or restricted stock vesting within 60 days of April 19, 2005.

(2) Share ownership for Columbia Wanger Asset Management, L.P. was obtained from a Schedule 13G/A, dated February 11, 2005, filed with the Securities and Exchange Commission.

(3) Share ownership for Aronson & Johnson & Ortiz, LP was obtained from a
    Schedule 13G, dated March 5, 2005, and filed with the Securities and Exchange Commission.

(4) Includes the following shares for options exercisable within 60 days of April 19, 2005:

Mr. Geiger..................................................  434,877
Mr. Finazzo.................................................  244,294
Mr. Johnson.................................................   17,765
Mr. Cunningham..............................................   15,750
Ms. Lazic-Zangas............................................   74,450
Mr. Beegle..................................................   18,750
Ms. Burton..................................................    3,750
Mr. Chavez..................................................    3,750
Mr. Edwab...................................................    3,750
Mr. Vermylen................................................   18,750
All directors and executive officers as a group.............  849,386

(5) Includes 1,000 shares of common stock underlying restricted stock awards exercisable within 60 days of April 19, 2005.

(6) Mr. Mills retired as our President and Chief Operating Officer in July 2004 and resigned as a member of our Board of Directors on March 17, 2005.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

GENERAL

     At the meeting, the stockholders will be asked to elect eight (8) directors. The Board has nominated, upon the recommendation of our nominating and corporate governance committee, the eight current members of the Board named below. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the eight nominees named below to constitute the entire Board. Each nominee shall be elected for a term of one year or until such nominee's successor is elected and qualified. Each nominee is currently serving as a director of the Company and has indicated a willingness to continue to serve. In case any nominee is not a candidate at the meeting, the proxies named in the enclosed form of proxy intend to vote in favor of the remainder of the nominees and to vote for a substitute nominee in their discretion in such class, as they shall determine. Information regarding the nominees as of April 19, 2005, is set forth below.

     Pursuant to our bylaws, the Board of Directors has resolved that the size of the full Board of Directors shall be fixed, from time to time, by a vote of a majority of the members of the Board of Directors. The Board currently operates with one (1) vacancy and will continue to do so until such time as the Nominating and Corporate Governance Committee recommends to the Board a person to fill such vacancy and such person is appointed.

INFORMATION REGARDING NOMINEES

     Bodil Arlander, 41, has served as a director since August 1998 and currently is a Senior Managing Director at Bear, Stearns & Co. Inc. and a principal of Bear Stearns Merchant Banking, a division of Bear Stearns & Co. Inc., which she joined in April 1997. Between 1991 and 1997, she worked in the mergers and Acquisitions Group of Lazard Freres & Co. LLC. Prior to entering the finance industry, Ms. Arlander worked throughout Europe in the fashion and beauty industry. She also currently serves as a director of several private corporations.

     Ronald R. Beegle, 42, has served as director since August 2003 and currently is the Chairman of Credit Suisse First Boston's Global Consumer/Retail Investors Unit. Previously, Mr. Beegle had been employed by Gap Inc. from 1996 until 2003 and had most recently served as Chief Operating Officer of the company's flagship Gap division. While at Gap Inc., he also served as Senior Vice President of Operations and Finance of Banana Republic and Executive Vice President and General Manager of Gap Inc. Direct. Prior to joining the

Gap in 1996, Beegle had various positions with May Department Stores Company and Saks Incorporated and Broadway Stores.

     Mary Elizabeth Burton, 53, has served as a director since April 2001 and currently is the Chairman and Chief Executive Officer of BB Capital, Inc., a company she founded in 1992, that provides management and retail advisory services. Previously, Ms. Burton served as Chief Executive Officer of a number of companies including Supercuts, Inc., PIP Printing and Cosmetic Center, Inc. Ms. Burton also currently serves as a director of Staples, Inc., The Sports Authority, Inc., Rent-a-Center, Inc. and Zale Corporation.

     Robert B. Chavez, 50, has served as a director since April 2004 and currently is the President and Chief Executive Officer at Hermes of Paris, Inc, which he joined in August 2000. Between 1992 and August 2000 Mr. Chavez was the Chief Executive Officer at Etienne Aigner. Mr. Chavez was also President of Frederic Fekkai (Hair Services and Products), a division of Chanel, Inc. from May 2000 through July 2000. Prior to that time, Mr. Chavez held various positions from 1986 to 1992 at R.H. Macy & Co., Inc., most recently as President of Merchandising.

     David H. Edwab, 50, has served as a director since January 2001 and currently is the Vice Chairman and a director of The Men's Wearhouse, Inc. From 2000 to 2001, Mr. Edwab was a Senior Managing Director at Bear, Stearns & Co. Inc., serving as the Group Head for Retail Investment Banking. Prior to that time, he held several positions at The Men's Wearhouse since 1991 including Treasurer, Chief Financial Officer, Chief Operating Officer and President. Mr. Edwab is a certified public accountant and was a partner with Deloitte & Touche LLP and was responsible for the Southwest Corporate Finance and Retail practice. Mr. Edwab is also a member of the board of directors of New York & Co. (NWY) listed on the NYSE.

     Julian R. Geiger, 59, has served as our Chairman and Chief Executive Officer since August 1998. From 1996 to 1998, he held the position of President and Chief Executive Officer of Federated Specialty Stores, a division of Federated Department Stores, Inc., which included Aeropostale. Before joining Federated, he was President of the Eagle Eye Kids wholesale and retail divisions of Asian American Partners from 1993 to 1996. Prior to that time, Mr. Geiger held a wide range of merchandising positions from 1975 to 1993 at R.H. Macy & Co., Inc., including President of Merchandising for Macy's East responsible for Young Men's, Juniors, Misses Coats and Misses Swimwear.

     John D. Howard, 52, has served as a director since August 1998 and currently is a Senior Managing Director at Bear, Stearns & Co. Inc. and is head of Bear Stearns Merchant Banking, a division of Bear, Stearns & Co. Inc. From 1990 to 1997, he was a co-CEO of Vestar Capital Partners, Inc., a private investment firm specializing in management buyouts. Previously, he was a Senior Vice President of Wesray Capital Corporation, a private investment firm specializing in leveraged buyouts. Mr. Howard also currently serves as a director of several private corporations and one publicly traded corporation, Integrated Circuit Systems, Inc.

     David B. Vermylen, 54, has served as a director since May 2003. Since January 2005 he has been President & COO of Treehouse Foods. Previously, Mr. Vermylen had been employed by Keebler Company from 1996 until 2002 and had served as its Chief Executive Officer and President from 2001. Prior to Keebler, Mr. Vermylen had held various executive positions at other consumer products companies.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE
            "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

INFORMATION CONCERNING BOARD OF DIRECTORS

     During the fiscal year ended January 29, 2005 ("Fiscal 2004"), the Board of Directors met five times. The Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. During Fiscal 2004, each of the Company's incumbent directors participated in at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the Board Committee on which such director was an incumbent member, other than Mr. Chavez who was appointed to the Board of Directors in April of 2004 and attended one Board meeting during Fiscal 2004.

     Effective March 8, 2005, for the fiscal year ended January 28, 2006 ("Fiscal 2005), our independent directors are paid a $25,000 annual retainer, $1,500 for each board meeting attended and $500 for each telephonic meeting. Our Audit Committee chairperson will be paid a $20,000 retainer, our Compensation Committee chairperson will be paid $10,000 and our Nominating and Corporate Governance chairperson will be paid a $7,500 retainer, and each committee member will be paid $1,500 for each committee meeting attended, $500 for each telephonic meeting attended and are reimbursed for travel expenses relating to attending Board, Committee or Company business meetings. In addition, new independent directors shall receive 10,000 stock options when appointed to the Board. Each incumbent director is eligible to receive 2,000 restricted shares annually, all dependent upon the Company's achievement of financial targets.

     Directors who are employees of the Company or are otherwise not considered independent do not receive separate compensation for serving as directors.

COMMITTEES OF THE BOARD OF DIRECTORS

     Audit Committee. The Board of Directors maintains an Audit Committee, consisting of Mr. Edwab, Ms. Burton and Mr. Beegle, each of who are considered "independent" under the New York Stock Exchange listing standards. Mr. Edwab is qualified as the audit committee financial expert within the meaning of the SEC regulations and the Board has determined that he has accounting and financial management expertise within the meaning of the standards of the New York Stock Exchange. The Board has determined that all members of our Audit Committee are independent within the meaning of the SEC regulations relating to audit committee independence, the listing standards of New York Stock Exchange and the Company's Corporate Governance Guidelines.

     The primary responsibility of the Audit Committee is to confirm the independence of the Company's registered public accounting firm, and to review the scope of audit and non-audit services, internal audit procedures and the adequacy of internal controls. The Audit Committee meets with management and the Company's independent registered public accounting firm. The Audit Committee met eight times during Fiscal 2004. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee's meetings include, whenever appropriate, executive sessions with the Company's independent registered public accounting firm without the presence of the Company's management.

     The charter of the Audit Committee of the Board of Directors specifies that the purpose of the Committee is to assist the Board of Directors in its responsibility to:

     - oversee the integrity of the audit process, financial reporting and internal accounting controls of the Company;

     In connection with the New York Stock Exchange's adopting its revised Corporate Governance Standards, we amended the Company's Audit Committee Charter in November 2004. The full text of the Committee's charter is available on the Investor Relations portion of our website (www.aeropostale.com).

     In carrying out these responsibilities, the Audit Committee, among other things:

     - appoints, and monitors the performance of, the independent registered public accounting firm;

     - oversees and reviews accounting policies and practices and internal controls;

     - oversees and monitors the Company's financial statements and audits;

     - oversees matters relating to communications with the independent registered public accounting firm and management;

     - reviews the annual report to be included in the Company's proxy statement; and

     - oversees, to the extent it deems necessary, matters related to related party transactions, if any.

     As part of its oversight of the Company's financial statements, the Committee reviews and discusses with both management and the Company's independent registered public accounting firm all annual financial statements and quarterly operating results prior to their issuance. During fiscal 2004, management advised the Committee that each set of financial statements had been prepared in accordance with generally accepted accounting principles. Management also reviewed significant accounting and disclosure issues with the Committee. These reviews included discussions with the independent registered public accounting firm about matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the adoption of, or changes to, the Company's significant internal auditing and accounting policies and procedures as suggested by the independent registered public accounting firm, internal audit and management and any management letters provided by the outside auditors and the response to those letters. The Committee also discussed with our independent registered public accounting firm matters relating to its independence, including a review of audit and non-audit fees and the disclosures made to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has received a written disclosure letter as required by that standard. The Audit Committee has also received, reviewed and discussed with the Company's independent registered public accounting firm the report required by section 10A(k) of the Securities Exchange Act of 1934.

     Compensation Committee. The Board of Directors also has a Compensation Committee, consisting of Ms. Burton, Mr. Chavez, and Mr. Vermylen. Mr. Chavez replaced Mr. Edwab as a member of the Compensation Committee in March of 2005. The primary responsibility of the Compensation Committee is to establish compensation and incentives for the Company's executive officers and to administer the Company's incentive compensation and benefit plans, including the Company's 1998 Stock Option Plan and 2002 Long-Term Incentive Plan. The Compensation Committee met formally one (1) time during Fiscal 2004 and also met informally, either in person or by phone, on a number of occasions during Fiscal 2004.

     Nominating and Corporate Governance Committee. The Board of Directors also has a Nominating and Corporate Governance Committee consisting of Mr. Vermylen, Mr. Beegle, Mr. Edwab, Mr. Chavez and Ms. Burton, each of whom satisfy the independence requirements of the New York Stock Exchange. The primary responsibility of the Nominating and Corporate Governance Committee is identifying and recommending qualified individuals to the Board of Directors. This committee provides oversight and guidance to the Board of Directors to ensure that the membership, structure, policies and processes of the Board and its committees facilitate the effective exercise of the Board's role in our governance. The committee reviews and evaluates the policies and practices with respect to the size, composition and functioning of the board, evaluates the qualifications of and recommends to the full Board candidates for election as Directors, and reviews and recommends to the full Board the compensation and benefits for non-employee Directors. The Governance and Nominating Committee recommended to the Board of Directors that all incumbent members of the Board of Directors stand for election at our 2005 Annual Meeting. The Nominating and Corporate Governance Committee met once during fiscal 2004.

     The non-management directors meet at scheduled executive sessions of the Board of Directors. The duties of a presiding director have been shared among the directors present at the executive session.

     In fiscal 2004, our Chief Executive Officer certified, in accordance with section 303.12(a) of the NYSE Listed Company Manual, that he was not aware of any violation by the Company of the NYSE's corporate governance listing standards as of the date of such certification.

HOW DOES THE BOARD SELECT NOMINEES FOR THE BOARD?

     The Nominating and Corporate Governance Committee will consider candidates for Board membership suggested by its members and other Board members and by management. This committee will consider Director candidates from stockholders for election at the 2006 annual meeting if such nominees are submitted in accordance with the procedures set forth in the section of this Proxy Statement entitled "Additional Information -- Advanced Notice Procedures."

     The Nominating and Corporate Governance Committee, at the direction of the Committee Chair, makes an initial determination as to whether to conduct a full evaluation of a prospective candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the other Board members as appropriate, that additional consideration is warranted, it may request that additional information about the prospective nominee's background and experience be gathered and a report be prepared for the Committee. The Committee then would evaluate the prospective nominee against the standards and qualifications set out in the Company's Corporate Governance Guidelines, including, independence, integrity, experience, sound judgment in areas relevant to the Company's businesses and willingness to commit sufficient time to the Board, all in the context of an assessment of the perceived needs of the Board at that point in time. The Committee will also measure candidates against the criteria it sets, including skills and attributes that reflect the values of the Company. The Nominating and Corporate Governance Committee will also be responsible for reviewing with the Board, on an annual basis, the criteria it believes appropriate for Board membership.

     The Committee will also consider such other relevant factors, as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. Depending on the needs of the Company at the time, the prospective nominees and such other factors as the Committee deems in its business judgment to be relevant, the Committee will take such other steps as are necessary to evaluate the prospective nominee, including, if warranted, one or more of the members of the Committee interviewing the prospective nominee. After completing this evaluation and other steps of the process the Committee would make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

DOES THE COMPANY HAVE A CODE OF ETHICS?

     Our Code of Business Conduct and Ethics is applicable to all our officers, directors and employees, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code is available on the Investor Relations portion of our website (www.aeropostale.com). We intend to post amendments to or waivers from the Code, if any, (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer or Directors).

HOW DO STOCKHOLDERS COMMUNICATE WITH THE BOARD?

     Stockholders and other parties interested in communicating directly with the Board, the presiding non-management director or with the non-management directors as a group may do so by writing to the Board of Directors, c/o General Counsel, Aeropostale, Inc., 112 West 34th Street, New York, New York 10120 or e-mail at www.investorrelations@aeropostale.com to the attention of the General Counsel. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns, if any, relating to accounting, internal controls or auditing matters would be brought immediately to the attention of the Company's Chief Financial Officer and/or General Counsel and handled in accordance with procedures established by the Audit Committee with respect to such matters.

                   PROPOSAL 2 -- RATIFICATION OF INDEPENDENT
                       REGISTERED PUBLIC ACCOUNTING FIRM

     Deloitte & Touche LLP has been the Company's independent registered public accounting firm since prior to Fiscal 2002 and has reported on the Company's consolidated financial statements included in the annual report that accompanies this proxy statement. The Audit Committee appoints the Company's independent registered public accounting firm, and the Audit Committee has reappointed Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal 2005. In the event that the stockholders do not ratify the reappointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm, the Audit Committee will reconsider the selection of the independent registered public accounting firm. A representative of Deloitte & Touche LLP will be present at the annual meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
             YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF
               OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

                               EXECUTIVE OFFICERS

     The following is a list of the Company's executive officers, followed by their biographical information (other than for Mr. Geiger, whose biographical information appears in the section of this proxy statement entitled "Election of Directors -- Nominees").

EXECUTIVE OFFICER                      AGE                          POSITION
-----------------                      ---                          --------
Julian R. Geiger.....................  59    Chairman and Chief Executive Officer
Christopher L. Finazzo...............  49    Executive Vice President and Chief Merchandising
                                             Officer
Thomas P. Johnson....................  46    Executive Vice President and Chief Operating Officer
Michael J. Cunningham................  47    Executive Vice President and Chief Financial Officer
Thomas J. Clendenin..................  40    Senior Vice President and Director of Marketing
Ann E. Joyce.........................  40    Senior Vice President and Chief Information Officer
Olivera Lazic-Zangas.................  42    Senior Vice President and Director of Design

     Christopher L. Finazzo was promoted to Executive Vice President -- Chief Merchandising Officer in February 2002 after serving as Senior Vice
President -- General Merchandise Manager from 1999 to February 2002, and as Vice President, Divisional Merchandise Manager for Aeropostale Men's from 1996 to 1999. From 1994 to 1996, he was President of C&E Marketing and from 1992 to 1994, Director of Merchandise for Shalor Designs. From 1991 to 1992, Mr. Finazzo was Director of Merchandise for his own company, In the Paint, Inc. Prior to then, Mr. Finazzo held various merchandise positions with R.H. Macy's & Co., Inc. including Sales Manager, Assistant Buyer, Buyer and Administrator.

     Thomas P. Johnson was promoted to Executive Vice President -- Chief Operating Officer in March 2004 after rejoining us in January 2001 as our Senior Vice President -- Director of Stores. Mr. Johnson had served as Senior Vice President, Vice President, Regional Manager and District Manager with Federated Specialty Stores from 1989 to 1996. In the interim, he served as Senior Vice President -- Director of Stores for David's Bridal, Inc. in 2000 and as Senior Vice President -- Director of Stores for Brooks Brothers, Inc. from 1997 to 2000. Mr. Johnson also held various field positions at Gap, Inc. as Regional Manager for Banana Republic, District Manager and Store Manager for Gap, Inc. from 1981 to 1989.

     Michael J. Cunningham was promoted to Executive Vice President -- Chief Financial Officer in March 2004 after serving as Senior Vice President -- Chief Financial Officer from August 2000 to March 2004. He previously served as Chairman and Co-Founder of Compass International Services Corporation from 1997 to 1999. He also held various senior executive positions for American Express Company from 1984 to 1997, including Vice President -- Operations, Vice President -- Finance, and Director of Corporate Finance. Mr. Cunningham is a Certified Public Accountant.

     Thomas J. Clendenin has served as Senior Vice President -- Director of Marketing since June 2003. Prior to that, he worked as a consultant for various advertising, media and retail businesses, including Aeropostale. During 2001, Mr. Clendenin worked at Gap, Inc. as the Senior Vice President, Marketing for its Old Navy division. He also served various positions at ESPN from 1995 to 2001, most recently as Vice President, Marketing.

     Ann E. Joyce has served as Senior Vice President -- Chief Information Officer since June 2003. Prior to that, Ms. Joyce was Chief Information Officer at Leslie Fay, which she joined in 2002. Ms. Joyce also worked at Polo Ralph Lauren from 1996 to 2002 and Garan, Inc. from 1986 to 1996, where she held various senior management positions.

     Olivera Lazic-Zangas was promoted to Senior Vice President -- Director of Design in February 2002. She rejoined Aeropostale in 1998 as Vice
President -- Director of Design after serving as a women's designer for Old Navy for nine months. Prior to Old Navy, she was the Vice President -- Design Director for Aeropostale, a position she held since 1997, after serving as the Design Director for Aeropostale Women's from 1996 to 1997 and Women's Designer from 1995 to 1996. Prior to 1996, Ms. Lazic-Zangas was a Men's Knit Designer for the Federated Merchandising Group from 1988 to 1995.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the compensation earned for services rendered to us in all capacities for the fiscal year ended January 29, 2005, by our Chief Executive Officer and our next four most highly compensated executive officers who earned more than $100,000 in salary and bonus during the fiscal year ended January 29, 2005, to whom we refer in this prospectus collectively as the named executive officers:

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                              COMPENSATION AWARDS
                                                                           -------------------------
                                                       COMPENSATION         SECURITIES    RESTRICTED
                                                   ---------------------    UNDERLYING      STOCK       ALL OTHER
NAME AND PRINCIPAL POSITION       PERIOD COVERED    SALARY      BONUS       OPTIONS(1)      AWARDS     COMPENSATION
---------------------------       --------------   --------   ----------   ------------   ----------   ------------
Julian R. Geiger................   Fiscal 2004     $796,154   $2,400,000      108,000       27,000       $183,278(2)
  Chairman and Chief Executive     Fiscal 2003      600,002    1,800,000       43,862           --         12,175
  Officer
John S. Mills(3)................   Fiscal 2004      207,692      250,000           --           --             --
  Former President and Chief       Fiscal 2003      398,077      500,000       32,939           --          3,675
  Operating Officer
Christopher L. Finazzo..........   Fiscal 2004      398,077      800,000       24,000        6,000         12,166
  Executive Vice                   Fiscal 2003      299,038      600,000       45,000           --         12,175
  President -- Chief
  Merchandising Officer
Thomas P. Johnson...............   Fiscal 2004      372,789      562,500       18,000        4,500         12,166
  Executive Vice                   Fiscal 2003      256,538      188,384       45,000           --         12,175
  President -- Chief Operating
  Officer
Michael J. Cunningham...........   Fiscal 2004      323,558      487,500       18,000        4,500         12,166
  Executive Vice                   Fiscal 2003      243,942      148,000       45,000           --         12,175
  President -- Chief Financial
  Officer
Olivera Lazic-Zangas............   Fiscal 2004      249,231      250,000       12,000        3,000         12,166
  Senior Vice
  President -- Director of
  Design

---------------

(1) Fiscal 2003 shares restated for three-for-two split of our common stock that was effectuated in April 2004.

(2) Represents amounts we paid pursuant to housing and commutation for Mr. Geiger, along with amounts we paid pursuant to our Medical Reimbursement Executive Plan and an auto allowance.

(3) Mr. Mills retired as our President and Chief Operating Officer in July 2004 and resigned as a member of our Board of Directors on March 17, 2005.

  JULIAN R. GEIGER

     We entered into an employment agreement with Julian R. Geiger on February 1, 2004, and we amended this agreement on April 11, 2005. The amended agreement will remain effective through the last day of our 2007 fiscal year. Under the amended agreement, Mr. Geiger receives an annual base salary of $927,000, an annual incentive bonus, a one-time special bonus of approximately $133,000 which was paid in April 2005, and medical and other benefits. Mr. Geiger's annual bonus is equal to the product of the percentage increase in consolidated net income for the particular fiscal year times 100, a fixed percentage (7.5%) and Mr. Geiger's then applicable base salary. Mr. Geiger's annual bonus is capped at three times his base salary in respect of any fiscal year. However, if, for any fiscal year, the annual bonus computed exceeds three times his base salary (as described above) and there is a percentage increase in consolidated net income for the succeeding fiscal year, then the amount of such excess shall be added to and payable with the annual bonus for such succeeding fiscal year, subject to the limit of three times base salary as defined previously. As of January 29, 2005, Mr. Geiger had approximately $2.0 million of bonus compensation available for carry forward to subsequent years. The annual bonus is payable pursuant to the terms of an Executive Incentive Bonus Plan.

     Mr. Geiger is entitled to participate on the same basis as other executive employees of the Company, in any pension, life insurance, health insurance, short-term disability, hospital plans and other benefit plans presently in effect. In addition, Mr. Geiger receives an automobile allowance in the amount of $8,500 per year.

     If we terminate Mr. Geiger's employment without cause, if Mr. Geiger resigns his position as a consequence of a material reduction of his responsibilities, movement of our headquarters more than 25 miles from its present location, a material breach of our agreements with him, if he is removed, without cause, or not re-elected to our Board of Directors or the offices of Chairman of the Board and Chief Executive Officer of our company, or if he resigns within six months of a change of control of our company, he will be entitled to receive the greater of his base salary for the remainder of the term of the employment agreement or one times his base salary. In addition, Mr. Geiger is entitled to the pro rata portion of the annual bonus he would have received had he been employed by our company for the full fiscal year.

     If Mr. Geiger's employment with our company terminates for any of the reasons outlined in the preceding paragraph, he will be restricted from engaging in competitive activities until the first anniversary of the termination date if his employment with our company terminates prior to the end of fiscal 2005. If his employment terminates during the 2006 fiscal year, then the restricted period will end on the earlier of the first anniversary of the termination date, or July 31, 2007. In addition, he will be restricted from soliciting company employees until the second anniversary of the termination date if his employment with our company terminates prior to the end of fiscal 2005. If his employment terminates during the 2006 fiscal year, then the restricted period will end on the earlier of the second anniversary of the termination date, or July 31, 2008.

  CHRISTOPHER L. FINAZZO

     We entered into an employment agreement with Christopher L. Finazzo on February 1, 2004 that is in effect through the last day of the 2006 fiscal year. Under the agreement Mr. Finazzo receives an annual base salary of $400,000, an annual incentive bonus and medical and other benefits. Mr. Finazzo's annual bonus is equal to the product of the percentage increase in consolidated net income for the particular fiscal year times 100, a fixed percentage (5.0%) and Mr. Finazzo's then applicable base salary. Mr. Finazzo's annual bonus is capped at two times his base salary in respect of any fiscal year. However, if, for any fiscal year, the annual bonus computed exceeds two times his base salary (as described above) and there is a percentage increase in consolidated net income for the succeeding fiscal year, then the amount of such excess shall be added to and payable with the annual bonus for such succeeding fiscal year, subject to the limit of two times base salary as defined previously. As of January 29, 2005, Mr. Finazzo had approximately $665,000 of bonus compensation available for carry forward to subsequent years. The annual bonus is payable pursuant to the terms of an Executive Incentive Bonus Plan.

     Mr. Finazzo is entitled to participate on the same basis as other executive employees of the Company, in any pension, life insurance, health insurance, short-term disability, hospital plans and other benefit plans presently in effect. In addition, Mr. Finazzo receives an automobile allowance in the amount of $8,500 per year.

     If we terminate Mr. Finazzo's employment without cause, if Mr. Finazzo resigns his position as a consequence of a material reduction of his responsibilities that is not rescinded within fifteen days, movement of our headquarters more than 25 miles from its present location, a material breach of our agreements with him that continues more than fifteen days, he will be entitled to receive the greater of his base salary for the remainder of the term of the employment agreement or one times his base salary; provided that in no event will the amount be less than one-half his base salary. In addition, Mr. Finazzo is entitled to the pro rata portion of the annual bonus he would have received had he been employed by our company for the full fiscal year.

     If Mr. Finazzo's employment with our company terminates for any of the reason outlined in the preceding paragraph, he will be restricted from engaging in competitive activities until the first anniversary of the termination date if his employment with our company terminates prior to the end of fiscal 2005. If his employment terminates during the 2006 fiscal year, then the restricted period will end on the earlier of the first anniversary of the termination date, or July 31, 2007. However, if his employment shall terminate for any of the reason outlined in the preceding paragraph or by reason of the expiration date of the last day of fiscal 2006, and on date of such termination Julian R. Geiger shall not be the Chairman and Chief Executive Officer of our company and an individual other than Mr. Finazzo shall have been promoted to the office of chairman and Chief Executive Officer of our company, then the restricted period shall terminate on such date of termination. In addition, he will be restricted from soliciting company employees until the second anniversary of the termination date if his employment with our company terminates prior to the end of fiscal 2005. If his employment terminates during the 2006 fiscal year, then the restricted period will end on the earlier of the second anniversary of the termination date, or July 31, 2008.

  THOMAS P. JOHNSON

     We entered into an employment agreement with Thomas P. Johnson on February 1, 2004 that is in effect through the last day of the 2006 fiscal year. Under the agreement Mr. Johnson receives an annual base salary of $375,000, an annual incentive bonus and medical and other benefits. Mr. Johnson's annual bonus is equal to the product of the percentage increase in consolidated net income for the particular fiscal year times 100, a fixed percentage (3.75%) and Mr. Johnson's then applicable base salary. Mr. Johnson's annual bonus is capped at one and one-half times his base salary in respect of any fiscal year. However, if, for any fiscal year, the annual bonus computed exceeds one and one-half times his base salary (as described above) and there is a percentage increase in consolidated net income for the succeeding fiscal year, then the amount of such excess shall be added to and payable with the annual bonus for such succeeding fiscal year, subject to the limit of one and one-half times base salary as defined previously. As of January 29, 2005, Mr. Johnson had approximately $285,000 of bonus compensation available for carry forward to subsequent years. The annual bonus is payable pursuant to the terms of an Executive Incentive Bonus Plan.

     Mr. Johnson is entitled to participate on the same basis as other executive employees of the Company, in any pension, life insurance, health insurance, short-term disability, hospital plans and other benefit plans presently in effect. In addition, Mr. Johnson receives an automobile allowance in the amount of $8,500 per year.

     If we terminate Mr. Johnson's employment without cause, if Mr. Johnson resigns his position as a consequence of a material reduction of his responsibilities that is not rescinded within fifteen days, movement of our headquarters more than 25 miles from its present location, a material breach of our agreements with him that continues more than fifteen days, he will be entitled to receive the lesser of his base salary for the remainder of the term of the employment agreement or one times his base salary; provided that in no event will the amount be less than one-half his base salary. In addition, Mr. Johnson is entitled to the pro rata portion of the annual bonus he would have received had he been employed by our company for the full fiscal year.

     If Mr. Johnson's employment with our company terminates for any of the reason outlined in the preceding paragraph, he will be restricted from engaging in competitive activities until the first anniversary of the termination date if his employment with our company terminates prior to the end of fiscal 2005. If his employment terminates during the 2006 fiscal year, then the restricted period will end on the earlier of the first anniversary of the termination date, or July 31, 2007. In addition, he will be restricted from soliciting company employees until the second anniversary of the termination date if his employment with our company terminates prior to the end of fiscal 2005. If his employment terminates during the 2006 fiscal year, then the restricted period will end on the earlier of the second anniversary of the termination date, or July 31, 2008.

  MICHAEL J. CUNNINGHAM

     We entered into an employment agreement with Michael J. Cunningham on February 1, 2004 that is in effect through the last day of the 2006 fiscal year. Under the agreement Mr. Cunningham receives an annual base salary of $325,000, an annual incentive bonus and medical and other benefits. Mr. Cunningham's annual bonus is equal to the product of the percentage increase in consolidated net income for the particular fiscal year times 100, a fixed percentage (3.75%) and Mr. Cunningham's then applicable base salary. Mr. Cunningham's annual bonus is capped at one and one-half times his base salary in respect of any fiscal year. However, if, for any fiscal year, the annual bonus computed exceeds one and one-half times his base salary (as described above) and there is a percentage increase in consolidated net income for the succeeding fiscal year, then the amount of such excess shall be added to and payable with the annual bonus for such succeeding fiscal year, subject to the limit of one and one-half times base salary as defined previously. As of January 29, 2005, Mr. Cunningham had approximately $247,000 of bonus compensation available for carry forward to subsequent years. The annual bonus is payable pursuant to the terms of an Executive Incentive Bonus Plan.

     Mr. Cunningham is entitled to participate on the same basis as other executive employees of the Company, in any pension, life insurance, health insurance, short-term disability, hospital plans and other benefit plans presently in effect. In addition, Mr. Cunningham receives an automobile allowance in the amount of $8,500 per year.

     If we terminate Mr. Cunningham's employment without cause, if Mr. Cunningham resigns his position as a consequence of a material reduction of his responsibilities that is not rescinded within fifteen days, movement of our headquarters more than 25 miles from its present location, a material breach of our agreements with him that continues more than fifteen days, he will be entitled to receive the lesser of his base salary for the remainder of the term of the employment agreement or one times his base salary; provided that in no event will the amount be less than one-half his base salary. In addition, Mr. Cunningham is entitled to the pro rata portion of the annual bonus he would have received had he been employed by our company for the full fiscal year.

     If Mr. Cunningham's employment with our company terminates for any of the reason outlined in the preceding paragraph, he will be restricted from engaging in competitive activities until the first anniversary of the termination date if his employment with our company terminates prior to the end of fiscal 2005. If his employment terminates during the 2006 fiscal year, then the restricted period will end on the earlier of the first anniversary of the termination date, or July 31, 2007. In addition, he will be restricted from soliciting company employees until the second anniversary of the termination date if his employment with our company terminates prior to the end of fiscal 2005. If his employment terminates during the 2006 fiscal year, then the restricted period will end on the earlier of the second anniversary of the termination date, or July 31, 2008.

  OLIVERA LAZIC-ZANGAS

     We entered into an employment agreement with Olivera Lazic-Zangas on February 1, 2004 that is in effect through the last day of the 2006 fiscal year. Under the agreement Ms. Zangas receives an annual base salary of $250,000, an annual incentive bonus and medical and other benefits. Ms. Zangas's annual bonus is equal to the product of the percentage increase in consolidated net income for the particular fiscal year times 100, a fixed percentage (2.50%) and Ms. Zangas's then applicable base salary. Ms. Zangas annual bonus is capped at one times her base salary in respect of any fiscal year. However, if, for any fiscal year, the annual bonus computed exceeds one times her base salary (as described above) and there is a percentage increase in consolidated net income for the succeeding fiscal year, then the amount of such excess shall be added to and payable with the annual bonus for such succeeding fiscal year, subject to the limit of one times base salary as defined previously. As of January 29, 2005, Ms. Zangas had approximately $127,000 of bonus compensation available for carry forward to subsequent years. The annual bonus is payable pursuant to the terms of an Executive Incentive Bonus Plan.

     Ms. Zangas is entitled to participate on the same basis as other executive employees of the Company, in any pension, life insurance, health insurance, short-term disability, hospital plans and other benefit plans presently in effect. In addition, Ms. Zangas receives an automobile allowance in the amount of $8,500 per year.

     If we terminate Ms. Zangas's employment without cause, if Ms. Zangas resigns her position as a consequence of a material reduction of her responsibilities that is not rescinded within fifteen days, movement of our headquarters more than 25 miles from its present location, a material breach of our agreements with her that continues more than fifteen days, she will be entitled to receive the lesser of her base salary for the remainder of the term of the employment agreement or one times her base salary; provided that in no event will the amount be less than one-half her base salary. In addition, Ms. Zangas is entitled to the pro rata portion of the annual bonus she would have received had she been employed by our company for the full fiscal year.

     If Ms. Zangas's employment with our company terminates for any of the reasons outlined in the preceding paragraph, she will be restricted from engaging in competitive activities until the first anniversary of the termination date if her employment with our company terminates prior to the end of fiscal 2005. If her employment terminates during the 2006 fiscal year, then the restricted period will end on the earlier of the first anniversary of the termination date, or July 31, 2007. In addition, she will be restricted from soliciting company employees until the second anniversary of the termination date if her employment with our company terminates prior to the end of fiscal 2005. If her employment terminates during the 2006 fiscal year, then the restricted period will end on the earlier of the second anniversary of the termination date, or July 31, 2008.

STOCK OPTIONS

     The following table summarizes information concerning options granted to the named officers under the Company's 2002 Long-Term Incentive Plan during the fiscal year ended January 29, 2005.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                   NUMBER OF     PERCENT OF TOTAL
                                   SECURITIES      OPTIONS/SARS
                                   UNDERLYING       GRANTED TO                                     GRANT DATE
                                  OPTIONS/SARS     EMPLOYEES IN     EXERCISE PRICE   EXPIRATION     PRESENT
                                   GRANTED(1)      FISCAL YEAR        ($/ SHARE)        DATE      VALUE ($)(2)
                                  ------------   ----------------   --------------   ----------   ------------
Julian R. Geiger................    108,000            23.8%            $23.32       3/12/2012     $1,506,600
Christopher L. Finazzo..........     24,000             5.3              23.32       3/12/2012        334,800
Thomas P. Johnson...............     18,000             4.0              23.32       3/12/2012        251,100
Michael J. Cunningham...........     18,000             4.0              23.32       3/12/2012        251,100
Olivera Lazic-Zangas............     12,000             2.6              23.32       3/12/2012        167,400

---------------

(1) The Options granted vest in four equal annual installments beginning on the first anniversary of the date of grant.

(2) This column represents the value of the options on the grant date using the Black-Scholes option pricing model for the common stock, utilizing the following weighted average value assumptions: stock price volatility of 70%, no dividend yield, 5 year expected life of the options, and a 2.72% risk free interest rate. No adjustment was made for non-transferability or forfeiture of any of the above options. The actual value, if any, that an executive officer may realize will depend on the excess of the market price over the exercise price on the date the option is exercised, therefore, there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model, which is based on assumptions as to the variables of stock price volatility and interest rate.

AGGREGATED OPTION EXERCISES DURING LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The following table sets forth information with respect to the named executive officers listed in the Summary Compensation Table concerning option exercises for the fiscal year ended January 29, 2005 and exercisable and unexercisable options held as of January 29, 2005. The value of unexercised in-the-money options at January 29, 2005 is based on the fair market value of our common stock which was the closing price on January 29, 2005 of $27.33 per share, minus the per share exercise price, multiplied by the number of shares underlying the option.

                              FISCAL YEAR ENDED
                               JANUARY 29, 2005          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                           ------------------------       UNDERLYING OPTIONS           IN-THE-MONEY OPTIONS
                             SHARES                       AT JANUARY 29, 2005           AT JANUARY 29, 2005
                           ACQUIRED ON     VALUE      ---------------------------   ---------------------------
                            EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                           -----------   ----------   -----------   -------------   -----------   -------------
Julian R. Geiger.........    400,000     11,400,472     407,877        108,000      $10,771,490     $433,080
Christopher L. Finazzo...    131,285      3,898,065     307,044         57,750        8,187,782      716,903
Thomas P. Johnson........     92,373      2,821,315       2,015         51,750           37,056      692,843
Michael J. Cunningham....    171,307      5,172,256          --         51,750               --      692,843
Olivera Lazic-Zangas.....         --             --      63,950         34,500        1,669,413      461,895

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of our Board of Directors serves, and we anticipate that no member of our Compensation Committee will serve, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     We maintain a supplemental executive retirement plan, or "SERP", which is an unfunded defined benefit plan for certain officers. The following table sets forth information with respect to the projected benefit obligation, pension expense, and actuarial assumptions used:

                                                          FISCAL 2004   FISCAL 2003   FISCAL 2002
                                                          -----------   -----------   -----------
PROJECTED BENEFIT OBLIGATION:
Present Value of Projected Benefit Obligation...........  $10,884,000   $5,753,000    $2,997,000
Weighted Average Discount Rate..........................         5.25%        6.00%         6.75%
Assumed Compensation Increase Rate......................          4.5%         4.5%          4.5%


COMPONENTS OF NET PERIODIC BENEFIT COST:
Interest Cost...........................................  $   626,000   $  315,000    $  182,000
Amortization of Prior Experience Loss...................      321,000      110,000         2,000
Service Cost............................................      278,000      184,000       101,000
Prior Service Cost......................................       74,000       30,000            --
Loss Recognized Due to Settlement(1)....................    1,396,000           --            --
Total Pension Expense...................................  $ 2,695,000   $  639,000    $  285,000

---------------

(1) Resulted from the early retirement of John S. Mills, our former President and Chief Operating Officer. We made a contribution of $2.4 million in our 2004 fiscal year in connection with this early retirement.

     The following table illustrates, for representative average pensionable compensation and years of benefit service classifications, the annual retirement benefit that would be payable to an employee under our SERP if such employee retired on December 31, 2004 at age 65, based on the straight-life annuity form of payment. The annual retirement benefit amounts incorporate an offset factor included in our SERP's benefit formula of a percentage of the employee's estimated Social Security benefit, and are calculated based on the employee's highest average pay during any five years within the ten-year period prior to retirement. Our SERP provides that a maximum of 30 years of benefit service may be credited to a participant. The number of years of benefit service that have been credited to our named executive officers, as of December 31, 2004, are 30 years for Mr. Geiger, 16 years for Mr. Finazzo, 12 years for Mr. Johnson, 4 years for Mr. Cunningham, and 16 years for Ms. Lazic-Zangas. Thomas Johnson, Executive Vice President and Chief Operating Officer, Michael Cunningham, Executive Vice President and Chief Financial Officer, and Olivera Lazic-Zangas, Senior Vice President and Director of Design, were enrolled in our SERP effective February 1, 2004. The benefit amounts set forth in the following table are subject to further offsets attributable to benefits accrued as of July 31, 1998 under the Supplementary Executive Retirement Plan of Federated Department Stores, Inc. and the Federated Department Stores' pension plan in the following annual amounts: Mr. Geiger -- $97,680; Mr. Finazzo -- $4,560; Mr.
Johnson -- $15,144; and Ms. Lazic-Zangas -- $5,052.

                             PENSION PLAN TABLE(1)

                                                     YEARS OF SERVICE(2)
                                       -----------------------------------------------
REMUNERATION                             15        20        25        30        35
------------                           -------   -------   -------   -------   -------
$  150,000...........................   25,700    34,300    42,900    51,400    51,400
   200,000...........................   37,000    49,300    61,600    73,900    73,900
   300,000...........................   59,500    79,300    99,100   118,900   118,900
   400,000...........................   82,000   109,300   136,600   163,900   163,900
   500,000...........................  104,500   139,300   174,100   208,900   208,900
   600,000...........................  127,000   169,300   211,600   253,900   253,900
   700,000...........................  149,500   199,300   249,100   298,900   298,900
   800,000...........................  172,000   229,300   286,600   343,900   343,900
   900,000...........................  194,500   259,300   324,100   388,900   388,900
 1,000,000...........................  217,000   289,300   361,600   433,900   433,900
 1,100,000...........................  239,500   319,300   399,100   478,900   478,900
 1,200,000...........................  262,000   349,300   436,600   523,900   523,900
 1,300,000...........................  284,500   379,300   474,100   568,900   568,900
 1,400,000...........................  307,000   409,300   511,600   613,900   613,900
 1,500,000...........................  329,500   439,300   549,100   658,900   658,900
 1,600,000...........................  352,000   469,300   586,600   703,900   703,900

---------------

(1) The table reflects the Social Security benefit offset factor, but does not incorporate offsets due to benefits accrued under Federated's Supplementary Executive Retirement Plan.

(2) The maximum length of benefit service that may be credited to a participant under the plan is 30 years.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who are beneficial owners of more than ten percent of the Company's Common Stock ("reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by them. Based on its review of the copies of Section 16(a) forms received by it, the Company believes that, during Fiscal 2004, all reporting persons complied with applicable filing requirements, except that one Form 4 for Thomas Johnson was inadvertently not filed on a timely basis.

                      REPORT OF THE COMPENSATION COMMITTEE

     The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Proxy Statement by reference therein.

To: The Board of Directors

     As members of the Compensation Committee, we are responsible for administering the Company's incentive plans, including the 1998 Stock Option Plan and 2002 Long-Term Incentive Plan. In addition, we review compensation levels of members of senior management, evaluate the performance of senior management and consider management succession and related matters. The Compensation Committee reviews compensation for the executive officers of the Company with the Board.

OVERALL COMPENSATION POLICIES

     The primary compensation policy of the Company, which is endorsed by the Compensation Committee, is that a significant portion of the compensation of each executive officer should be based upon the financial performance of the Company and the contribution to that performance made by the executive officer. Thus, a significant portion of the compensation for each executive officer is "at risk." The Company and the Compensation Committee also believe that executive compensation should serve to attract and retain key employees and provide them with incentives to assist the Company in achieving strategic and financial goals that ultimately enhance the value of the Company's stock. To further these goals, the Company's compensation structure for executive officers has three components:

     - Long-Term Incentive Awards

     - Annual Bonus

     - Base Salary

     The awards, bonus and base salary for the Company's Chief Executive Officer are determined and approved by the Compensation Committee. The awards, bonus and base salary for the other executive officers of the Company are recommended by the Chief Executive Officer, subject to review, adjustment and approval by the Compensation Committee.

     Long-Term Incentive Awards. The Company from time to time provides long-term incentives to key employees through the grant of stock options under the 1998 Stock Option Plan and 2002 Long-Term Incentive Plan. These long-term incentives are designed to couple the interests of key employees with those of stockholders in that the potential realizable value of the awards is directly related to the future value of the Company's stock. Stock options typically vest over a four-year period.

     Annual Bonus. Annual bonuses allow the Company to recognize individual performance and contributions to the Company on an annual basis. We have employment agreements with each of Mr. Geiger, Mr. Finazzo, Mr. Johnson, Mr. Cunningham, and Ms. Lazic-Zangas pursuant to which their annual bonuses are calculated based on specific objective performance criteria. Ranges for annual bonuses for Fiscal 2004 for other executives were approved by the Compensation Committee and were based on achieving certain financial results and other discretionary factors.

     Base Salary. The Compensation Committee determines base salaries for the Company's other executive officers, as well as changes in such salaries, based upon recommendations by the Chief Executive Officer. Base salaries are determined based on factors such as market compensation practices and a subjective determination of past performance and expected future contributions.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Julian R. Geiger, Chief Executive Officer and Chairman of the Board of Directors earned approximately $800,000 in base salary for Fiscal 2004, per contractual obligation. Mr. Geiger's amended employment agreement with the company states that Mr. Geiger will earn $927,000 in the twelve months ending January 2006, the twelve months ending January 2007, and the twelve months ending January 2008. In setting the Chief Executive Officer's base salary, the committee considered company objectives, market and corporate challenges and market compensation practices.

     Julian R. Geiger earned an annual bonus totaling approximately $2.4 million in Fiscal 2004. Mr. Geiger's contractual bonus calculation reflects our philosophy of meeting and exceeding certain corporate financial targets. His bonus is based upon achieving certain financial results as defined in his amended employment agreement. As of January 29, 2005, Mr. Geiger had approximately $2.0 million of bonus compensation available for carry forward to subsequent years. The annual bonus is payable pursuant to the terms of the Company's Executive Incentive Bonus Plan.

     As of April 19, 2005, Mr. Geiger personally owns 492,948 shares of Aeropostale, Inc. common stock. Through the Aeropostale, Inc. 1998 Stock Option Plan and the 2002 Long-Term Incentive Plan, Mr. Geiger possesses 302,485 options to purchase shares of Aeropostale, Inc. common stock at a strike price of $0.02 per share, 61,530 options to purchase shares of Aeropostale, Inc. common stock, at a strike price of $0.57, 43,862 options to purchase shares of Aeropostale, Inc. common stock, at a strike price of $7.63, 108,000 options to purchase shares of Aeropostale, Inc. common stock, at a strike price of $23.32, and 55,700 options to purchase shares of Aeropostale, Inc. common stock, at a strike price of $33.49. In addition, Mr. Geiger was granted 27,000 restricted shares that vest 3 years from the grant date of March 12, 2004 and 25,500 restricted shares that vest 3 years from grant date of March 9, 2005.

     These grants tie the Chief Executive Officer's long-term compensation to the goals of increasing stockholder value and include "at-risk" compensation as a major portion of the executive's compensation.

CONCLUSION

     The Compensation Committee has reviewed each element of compensation for each of the executive officers for fiscal 2005. The Compensation Committee reported to the Board of Directors that in the Compensation Committee's opinion, the compensation of each executive officer is reasonable in view of the Company's performance and the Compensation Committee's subjective evaluation of the contribution of each executive officer to that performance.

May 6, 2005

                                          COMPENSATION COMMITTEE
                                          Mary Elizabeth Burton
                                          Robert B. Chavez
                                          David B. Vermylen

                         REPORT OF THE AUDIT COMMITTEE

     The following report of the Audit Committee and the Performance Graph that appears after such report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

To: The Board of Directors

     As members of the Audit Committee, we are responsible for the oversight of all aspects of the Company's financial reporting, internal control and audit functions. We adopted a charter in May 2002 and revised this charter in November of 2004. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. We have reviewed and discussed the Company's financial statements with management.

     We selected Deloitte & Touche, LLP to be the Company's independent registered public accounting firm, and they were responsible for expressing an opinion on the financial statements in the Annual Report for Fiscal 2004. We have received written confirmation from Deloitte & Touche, LLP of their independence within the meaning of the Securities Act administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board Standard No. 1 and have discussed Deloitte & Touche, LLP's independence. We have discussed with Deloitte & Touche, LLP those matters required by Statement on Auditing Standards No. 61.

     In reliance on the reviews and discussions noted above, we recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended January 29, 2005 for filing with the Securities and Exchange Commission.

May 6, 2005

                                          AUDIT COMMITTEE
                                          David H. Edwab
                                          Mary Elizabeth Burton
                                          Ronald R. Beegle

        INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

     The following table sets forth the fees billed by Deloitte & Touche LLP for the past two years for audit and other related services:

                                                                    FISCAL
                                                              -------------------
                                                                2004       2003
                                                              --------   --------
Audit Fees(1)...............................................  $771,000   $330,000
Audit Related Fees(2).......................................    67,000    238,000
Tax Fees(3).................................................   122,000    217,000
Total Fees..................................................  $960,000   $785,000

---------------

(1) Includes fees for professional services provided in conjunction with the audit of the Company's financial statements and internal control over financial reporting, and review of the Company's quarterly financial statements and comfort letters.

(2) Includes fees for readiness consulting regarding section 404 of the Sarbanes Oxley Act. Includes fees for assurance and related professional services primarily related to the audit of employee benefit plans, consultation on accounting standards or transactions, and other attestation services.

(3) Includes fees for professional services provided related to tax compliance (preparation of tax returns) and tax advice (consultation on matters related to audit issues, and sales and use taxes).

(4) During 2004, the Audit Committee approved all of the non-audit services. The Audit Committee considered whether the provision of non-audit services is compatible with maintaining the independence of Deloitte & Touche LLP, and determined that the provision of such services did not compromise Deloitte & Touche's independence.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides certain information, as of January 29, 2005, about our common stock that may be issued upon the exercise of options, warrants and rights, as well as the issuance of restricted shares granted to employees, consultants or members of our Board of Directors, under our two existing equity compensation plans, the Aeropostale, Inc. 1998 Stock Option Plan and the Aeropostale, Inc. 2002 Long-Term Incentive Plan.

                            NUMBER OF SECURITIES   WEIGHTED AVERAGE                        NUMBER OF SECURITIES
                             TO BE ISSUED UPON      EXERCISE PRICE         NUMBER OF       REMAINING AVAILABLE
                                EXERCISE OF         OF OUTSTANDING     SECURITIES DEEMED   FOR FUTURE ISSUANCE
                            OUTSTANDING OPTIONS,   OPTIONS, WARRANTS      ISSUED FOR           UNDER EQUITY
PLAN CATEGORY               WARRANTS AND RIGHTS       AND RIGHTS       RESTRICTED STOCK     COMPENSATION PLANS
-------------               --------------------   -----------------   -----------------   --------------------
Equity Compensation Plans
  Approved by Security
  Holders.................       2,258,088               $7.93              80,250              1,403,834
Equity Compensation Plans
  not Approved by Security
  Holders.................              --                  --                  --                     --
                                 ---------               -----              ------              ---------
Total.....................       2,258,088               $7.93              80,250              1,403,834
                                 =========               =====              ======              =========

PERFORMANCE GRAPH

     The following graph shows the changes, for the period commencing May 16, 2002 and ended January 29, 2005 (the last trading day during the Company's 2004 fiscal year), in the value of $100 invested in shares of common stock of the Company, the Standard & Poor's MidCap 400 Composite Stock Price Index (the "S&P MidCap 400 Index") and the Standard & Poor's Apparel Retail Composite Index (the "S&P Apparel Retail Index"). The plotted points represent the closing price on the last trading day of the fiscal year indicated.

                              [PERFORMANCE GRAPH]

----------------------------------------------------------------------------------------------------------------------------
                                        MAY-02     JUL-02     OCT-02     JAN-03     APR-03     JUL-03     OCT-03     JAN-04
----------------------------------------------------------------------------------------------------------------------------
 Aeropostale Inc.                        $100        $51        $45        $44        $65        $94       $111       $108
 S&P 400                                 $100        $78        $80        $78        $82        $93       $103       $111
 S&P Apparel Retail                      $100        $74        $83        $79        $88        $95       $101       $104

------------------------------------  ----------------------------------------
                                      APR-04     JUL-04     OCT-04     JAN-05
------------------------------------  ----------------------------------------
 Aeropostale Inc.                      $119       $165       $171       $150
 S&P 400                               $110       $110       $114       $123
 S&P Apparel Retail                    $118       $118       $118       $127

                                 OTHER MATTERS

     As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     None.

                             ADDITIONAL INFORMATION

     Available Information. We maintain an Internet Web site, www.aeropostale.com (this and any other references in this Proxy Statement to www.aeropostale.com is solely a reference to a uniform resource locator, or URL, and is an inactive textual reference only, not intended to incorporate the website into this Proxy Statement), through which access is available to our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments of these reports filed, or furnished pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, after they are filed with or furnished to the Securities and Exchange Commission. Our Corporate Governance Guidelines and the charters for our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee may also be found on our Internet Web site at www.aeropostale.com. In addition, our Web site contains our Code of Business Conduct and Ethics, which is our code of ethics and conduct for our directors, officers and employees. Any waivers to our Code of Business Conduct and Ethics will be promptly disclosed on our web site.

     Advance Notice Procedures. Stockholder proposals intended to be presented at the 2006 Annual Meeting of Stockholders of the Company must be received by January 15, 2006 for inclusion in the Company's 2006 Proxy Statement. In addition, the Company's Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's Proxy Statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the General Counsel of the Company at the Company's principal executive office not less than 60 days or more than 90 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting unless less than 70 days notice or prior public disclosure of the date scheduled for the meeting is given or made, in which event notice by the stockholder to be timely must be delivered or received not later than the close of business on the tenth day following the earlier of (i) the day on which such notice of the date of the scheduled annual meeting was mailed or (ii) the day on which such public disclosure was made.

     Stockholder Proposals for the 2006 Annual Meeting. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2006 may do so by following the procedures prescribed in SEC Rule l4a-8. To be eligible for inclusion, stockholder proposals must be received by the Company's General Counsel no later than January 15, 2006. Proposals should be sent to General Counsel, Aeropostale, Inc., 112 West 34th Street, New York, New York 10120.

     Proxy Solicitation and Costs. The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. We have not retained an outside firm to aid in the solicitation. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock.

     Copies of our 2005 Annual Report are being mailed to our stockholders simultaneously with this Proxy Statement.

                                          By order of the Board of Directors,

                                          -s- Julian R. Geiger
                                          Julian R. Geiger
                                          Chairman and Chief Executive Officer

112 West 34th Street
New York, New York
May 6, 2005

                          . FOLD AND DETACH HERE .
            ........................................................


PROXY                   ANNUAL MEETING OF STOCKHOLDERS OF

                                AEROPOSTALE, INC.
                              112 WEST 34TH STREET
                            NEW YORK, NEW YORK 10120

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder hereby appoints Julian R. Geiger, Michael J. Cunningham, and Edward M. Slezak, and each of them individually as proxies for the undersigned, each with full power of substitution for and in the name of the undersigned, to act for the undersigned and to vote, as designated on the reverse, all of the shares of common stock of Aeropostale, Inc. (the "Company"), and hereby appoints Julian R. Geiger as proxy for the undersigned, with full power of substitution for and in the name of the undersigned, to act for the undersigned and to vote, as designated on the reverse, all of the shares of common stock of the Company, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, or adjournment or postponement thereof, to be held June 15, 2005, at 2:00 p.m., local time, at The Westin New York at Times Square, 270 West 43rd Street, New York, New York, 10036 to consider and act upon the following matters:

[x] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NUMBER 1.

                                                                                        FOR            WITHHOLD

1. Item 1 -  Election of Directors - Election of eight (8)  Members of the              [ ]               [ ]
Board of Directors:

Nominees: Julian R. Geiger, Bodil Arlander, Ronald R. Beegle, Mary Elizabeth
Burton, Robert B. Chavez, David H. Edwab, John D. Howard, David B. Vermylen

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
THE NOMINEE'S NAME IN THE SPACE BELOW.

                                                                                        FOR            AGAINST         WITHHOLD
2.       Item 2 - Ratify Appointment of Independent Registered Public                   [ ]               [ ]             [ ]
         Accounting Firm:

To ratify the selection, by the Audit Committee of the Board of Directors, of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending January 28, 2006

--------------------------------------------------------------------------------

         Please date, sign and mail your proxy card as soon as possible

                (continued and to be signed on the reverse side)

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                            . FOLD AND DETACH HERE .
            ........................................................

Unless otherwise specified in the boxes and space provided, the proxies shall vote in the election of directors for the nominees listed above, and shall have discretionary power to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors has established the close of business on April 29, 2005, as the record date for the determination of the stockholders entitled to notice of and to vote at this Annual Meeting of Stockholders.

--------------------------------------------------------------------------------

To change the name of your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted by this method.[ ]

                                    Signature

                                    ____________________________________________

                                    ____________________________________________
                                              (Signature if held jointly)


                                    Dated  _______________________________, 2005

                                    IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by a duly authorized person.


                                       28